SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     November 30, 2005

AXONYX INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

500 Seventh Avenue, 10th Floor, New York, New York 10018

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 645-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. On November 30, 2005, following the approval of its Compensation Committee and Board of Directors, Axonyx Inc. (the “Company”) entered into an amendment to each of the current change of control agreements with Gosse Bruinsma, the Company’s Chief Executive Officer and President, S. Colin Neill, the Company’s Chief Financial Officer, and Paul Feuerman, the Company’s General Counsel. The amendment provides that following a “Change of Control” (as defined therein) and termination of employment, (i) all of each executive’s outstanding stock options shall remain exercisable until their respective expiration dates, (ii) the bonus component of the severance payment to be made to such executive shall equal 30% of the executive’s then-current base salary, in the case of Messrs. Neill or Feuerman, and 40% of the executive’s then-current base salary, in the case of Dr. Bruinsma, and (iii) the terminated executive shall be entitled to continue, for a period of one year following termination, his participation in any group health plan sponsored by the Company in which the executive was participating on the date of such termination, at a cost to such executive equal to the amount charged by the Company to its then-current employees. A copy of the amendment is attached as an exhibit hereto.

2. On November 30, 2005, following the approval of its Compensation Committee and Board of Directors, the Company entered into an amendment to the Consulting Agreement dated as of June 24, 2005, with Dr. Marvin Hausman, the Company’s former Chairman and Chief Executive Officer. The amendment provides that in the event of a Change of Control (as defined therein) prior to the expiration of the original term of the Consulting Agreement in September 2006, Dr. Hausman shall continue to receive his monthly consulting fee through the end of such original term. A copy of the amendment is attached as an exhibit hereto.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 30, 2005, following approval of its Audit Committee and the Board of Directors, the Company amended and restated its Code of Business Conduct and Ethics (i) to provide that, with respect to its existing “whistleblower policy,” employee complaints relating to alleged financial irregularities be made directly to the Chairman of the Audit Committee rather than merely to the Chief Financial Officer and (ii) to make other conforming and non-material revisions. The Company will be posting a copy of the Amended and Restated Code of Business Conduct and Ethics on its website, www.axonyx.com.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Form of Amendment to Change of Control Agreement between Axonyx Inc. and Gosse Bruinsma, S. Colin Neill and Paul Feuerman, dated as of November 30, 2005.

99.2	Amendment to Consulting Agreement between Axonyx Inc. and Marvin S. Hausman, M.D., dated as of November 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of December, 2005.

AXONYX INC.

By:	/s/ S. Colin Neill
Name:	S. Colin Neill
Title:	Chief Financial Officer

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